UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2008
Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 449-1000

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Entry Into a Material Definitive Agreement
SIGNATURE

Item 8.01. Entry Into a Material Definitive Agreement.
On September 14, 2008, Merrill Lynch & Co., Inc. (“Merrill Lynch”) entered into an Agreement and Plan of Merger, dated as of September 14, 2008, with Bank of America Corporation (“Bank of America”). Under terms of the transaction, Bank of America would exchange .8595 shares of Bank of America common stock for each share of Merrill Lynch common stock. The transaction has been approved by directors of both companies and is subject to shareholder votes at both companies and standard regulatory approvals. The transaction is expected to close in the first quarter of 2009. Under the agreement, three directors of Merrill Lynch will join the Bank of America Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC. (Registrant)

By:	/s/ Judith A. Witterschein Judith A. Witterschein
Vice President and Corporate Secretary
Date: September 15, 2008

3